UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

On January 26, 2017, the Company issued an earnings release that contained disclosures regarding net client cash flows for the fourth quarter of 2016, and the year-ended December 31, 2016. In that disclosure, it was reported that the Company’s target-date retirement portfolios were the source of $1.9 billion of the Company’s net cash outflows for the fourth quarter of 2016 and net cash inflows of $6.3 billion for the year-ended December 31, 2016.

Based on further analysis of the net cash flows that originated in these portfolios, specifically analysis of exchanges between certain of the portfolios, the Company determined that net cash flows originating in its target-date retirement portfolios were net outflows of $63 million in the fourth quarter of 2016, and net inflows of $8.1 billion for the year-ended December 31, 2016.

These changes do not affect the Company’s overall net cash flows reported in the earnings release, including the net cash outflows of $5.0 billion and $2.8 billion reported for the fourth quarter of 2016 and the year ended December 31, 2016, respectively.

SECTION 9 - FINANCIAL STATEMENTS and EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99 Earnings Release dated January 26, 2017, revised to reflect the net flows of target date portfolios on page 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: January 27, 2017